Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2018 SECOND QUARTER RESULTS

Book value per common share increases 2.8% in the second quarter

NEW YORK, NY, August 2, 2018 – Alleghany Corporation (NYSE-Y) announced today its financial results for the second quarter and first six months of 2018.

Weston Hicks, President and chief executive officer, stated, “Total revenues grew 22% in the second quarter contributing to strong earnings and solid growth in book value. Book value per common share1 increased 2.8% in the second quarter and 1.3% year to date to $560.49 as of June 30, 2018. Including the $10 per share special dividend paid on March 15, 2018, book value per common share1 increased 3.1% year to date. Our second quarter results reflect strong earnings at Alleghany Capital, solid underwriting at TransRe, and strong equity gains, which beginning in 2018 are included in the income statement. In addition, increased investment income and a lower effective tax rate contributed to an approximate 47% improvement in Alleghany’s operating earnings.

Both RSUI and CapSpecialty delivered strong growth in premiums written in the second quarter of 2018, as they capitalized on a number of opportunities across their businesses. These two businesses together produced a 9.6% increase in net premiums written in the second quarter. This growth largely offset the second quarter 2017 premium contribution for PacificComp, which was sold at year-end 2017.”

Mr. Hicks concluded, “Alleghany Capital’s overall performance was strong in the second quarter. Revenue growth was driven by the additions of W&W|AFCO Steel and Wilbert Funeral Services in 2017. Operating earnings before taxes were up 415% to $13.4 million in the second quarter of 2018, compared with the second quarter of 2017. Growth in earnings at Kentucky Trailer, Bourn & Koch and IPS, as well as the additions of W&W|AFCO Steel and Wilbert Funeral Services, were the main contributors to the growth in operating earnings.”

During the second quarter, Alleghany repurchased approximately $214.8 million worth of its shares at an average price of $582.92. At its June 2018 Board meeting, Alleghany’s Board of Directors authorized, upon completion of its previously announced program, the repurchase of additional shares of common stock, at such times and prices as management determines to be advisable, up to an aggregate of $400.0 million.

The following table summarizes the changes in book value per common share1 for the three and six months ended June 30, 2018:

Book value per common share[1]:	For the three months ended June 30, 2018	Percent Change	For the six months ended June 30, 2018	Percent Change	Percent Change ex-dividend
As of the beginning of the period	$545.07		$553.20
Special dividend[2]	-	-	(10.00)	(1.8%)
Diluted earnings per share	19.44	3.6%	30.52	5.5%
Other comprehensive income and other[3]	(4.02)	(0.8%)	(13.23)	(2.4%)

As of the end of the period	$560.49	2.8%	$560.49	1.3%	3.1%

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

[2]	Adjusted to reflect a $10 per share special dividend payment on March 15, 2018.

[3]	Relates primarily to unrealized depreciation on bonds, after tax.

The following table summarizes results for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions, except per share data)			(in millions, except per share data)
Revenues:
Total revenues	$1,897.7	$1,553.9	22.1%	$3,482.7	$3,086.3	12.8%
Net premiums written	1,275.8	1,293.1	(1.3%)	2,529.2	2,526.2	0.1%
Noninsurance revenue	342.7	202.8	69.0%	594.4	354.1	67.9%
Net investment income	126.3	101.7	24.2%	250.4	217.2	15.3%
Earnings:
Earnings before income taxes	$371.8	$140.1	165.4%	$580.5	$348.0	66.8%
Underwriting profit	96.7	95.3	1.5%	227.6	196.7	15.7%
Net Earnings attributable to Alleghany stockholders	295.1	101.8	189.9%	466.7	251.0	85.9%
Operating earnings	148.4	101.2	46.6%	323.0	216.2	49.4%
Per share data:
Diluted earnings per share	$19.44	$6.60	194.5%	$30.52	$16.27	87.6%
Operating earnings per diluted share	9.78	6.56	48.9%	21.11	14.02	50.6%

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2018	2017	Change	2018	2017	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$976.6	$978.8	(0.2%)	$1,973.7	$1,928.2	2.4%
Insurance Segment	299.2	314.3	(4.8%)	555.5	598.0	(7.1%)

	$1,275.8	$1,293.1	(1.3%)	$2,529.2	$2,526.2	0.1%

Underwriting profit:
Reinsurance Segment	$69.8	$62.2	12.2%	$168.6	$115.7	45.7%
Insurance Segment	26.9	33.1	(18.7%)	59.0	81.0	(27.2%)

	$96.7	$95.3	1.5%	$227.6	$196.7	15.7%

Reinsurance

TransRe’s net premiums written in the 2018 second quarter were roughly flat with the comparable prior year second quarter as a result of higher ceded premiums written due to an increase in retrocessional coverage purchased in 2018, largely offset by increases in casualty premiums written by the European and Asia-Pacific operations and the impact of changes in foreign currency exchange rates. Net premiums written for the first six months of 2018 increased over the corresponding 2017 six-month period, largely due to changes in foreign currency exchange rates and an increase in casualty premiums written by TransRe’s European and Asia-Pacific operations. In addition, gross premiums written for a large whole-account quota share treaty (the “Quota Share Treaty”) increased in the second quarter of 2018 from the second quarter of 2017 and decreased in the first six months of 2018 from the first six months of 2017. Premiums related to the Quota Share Treaty were $187.7 million and $183.9 million in the second quarter of 2018 and 2017, respectively, and $371.7 million and $374.1 million in the first six months of 2018 and 2017, respectively. TransRe remains cautious in the current environment and will be patient until it sees sufficient improvement in rates to warrant meaningful growth in premium writings.

TransRe’s 2018 second quarter combined ratio was 92.8%, compared with 93.5% for the 2017 second quarter, and TransRe’s combined ratio for the first six months of 2018 was 91.4%, compared with 93.9% for the first six months of 2017. TransRe’s lower combined ratio and higher underwriting profit for the second quarter and first six months of 2018 primarily reflect the impact of increases in net premiums earned and, for the first six months of 2018, an increase in favorable prior accident year loss reserve development. TransRe’s combined ratio and underwriting profit for the first six months of 2017 were hurt by $24.4 million of unfavorable prior accident year loss reserve development resulting from the U.K. Ministry of Justice’s significant reduction to the discount rate, referred to as the Ogden rate, used to calculate lump-sum bodily injury payouts in personal injury insurance claims in the U.K.

Insurance

The decrease in net premiums written in the second quarter and first six months of 2018 from the corresponding 2017 periods reflects the sale of PacificComp in the fourth quarter of 2017, partially offset by growth at CapSpecialty and RSUI. Excluding PacificComp from the second quarter and first six months of 2017, net premiums written increased by 9.6% and 7.5% in the second quarter and first six months of 2018, respectively. For the second quarter and first six months of 2018, CapSpecialty’s net premiums written increased by 20.3% and 17.2%, respectively, and RSUI’s net premiums written increased by 6.0% and 4.3%, respectively, over the comparable prior year periods. CapSpecialty’s net premiums written growth is attributable to increased writings in all of its lines of business and the additional premiums written in connection with its recently completed renewal rights transaction for a book of environmental business. The increase at RSUI is due to increased writings across most lines of business and reflects an increase in business opportunities due to improved general market conditions and pricing increases in the property lines of business.

The insurance segment’s combined ratio was 89.5% for the 2018 second quarter, compared with 88.4% for the 2017 second quarter, and the insurance segment’s combined ratio for the first six months of 2018 was 88.3%, compared with 85.8% for the first six months of 2017. The higher combined ratio and lower underwriting profit for the second quarter and first six months of 2018 primarily reflect decreases in favorable prior accident year loss reserve development and higher catastrophe losses incurred at RSUI. The increase in net loss and loss adjustment expenses in the first six months of 2018 over the comparable 2017 period also reflects higher non-catastrophe property losses at RSUI.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and operating earnings (losses) before income taxes for the Alleghany Capital segment for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,
	2018				2017
	Industrial	Non-Industrial	Corp. & other	Total	Industrial	Non-Industrial	Corp. & other	Total
	($ in millions)
Earnings (losses) before income taxes	$8.8	$1.9	$(3.2)	$7.5	$2.0	$3.4	$(7.6)	$(2.2)

Operating earnings (losses) before income taxes	$11.0	$5.6	$(3.2)	$13.4	$2.7	$7.5	$(7.6)	$2.6
Add: net realized capital gains	0.2	(0.3)	-	(0.1)	0.1	0.1	-	0.2
Less: amortization of intangible assets	(2.4)	(3.4)	-	(5.8)	(0.8)	(4.2)	-	(5.0)

Earnings (losses) before income taxes	$8.8	$1.9	$(3.2)	$7.5	$2.0	$3.4	$(7.6)	$(2.2)

	Six Months Ended June 30,
	2018				2017
	Industrial	Non-Industrial	Corp. & other	Total	Industrial	Non-Industrial	Corp. & other	Total
	($ in millions)
Earnings (losses) before income taxes	$10.9	$-	$(4.8)	$6.1	$4.0	$3.0	$(10.9)	$(3.9)

Operating earnings (losses) before income taxes	$14.8	$6.8	$(4.8)	$16.8	$4.9	$11.3	$(10.9)	$5.3
Add: net realized capital gains	0.5	-	-	0.5	0.1	-	-	0.1
Less: amortization of intangible assets	(4.4)	(6.8)	-	(11.2)	(1.0)	(8.3)	-	(9.3)

Earnings (losses) before income taxes	$10.9	$-	$(4.8)	$6.1	$4.0	$3.0	$(10.9)	$(3.9)

Alleghany Capital’s earnings (losses) before income taxes improved to $7.5 million and $6.1 million in the second quarter and first six months of 2018, compared with ($2.2) million and ($3.9) million in the second quarter and first six months of 2017, respectively. The increases in Alleghany Capital’s operating earnings before income taxes in the second quarter and first six months of 2018 reflect increased earnings in the industrial businesses and decreased corporate and other expenses, partially offset by lower earnings in the non-industrial businesses. The increases in the industrial business operating earnings before income taxes in the second quarter and first six months of 2018 reflect the impact from the acquisitions of W&W|AFCO Steel and Hirschfeld Industries group of companies and Alleghany Capital’s investment in Wilbert Funeral Services, as well as solid growth at Kentucky Trailer and Bourn & Koch. The lower non-industrial operating earnings before income taxes in 2018 reflects higher expenses at Jazwares. Jazwares’ earnings in the second quarter were hurt by expenses related to the liquidation of a large toy retailer and expenses incurred in connection with expansion to handle new brands and licenses, such as the recently announced partnership with Epic Games for a wide-ranging toy line based on the extremely popular FortniteTM video game.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the second quarter and first six months of 2018 of $126.3 million and $250.4 million, respectively, an increase of 24.2% and 15.3%, respectively, from the corresponding 2017 periods. The increases in net investment income in the second quarter and first six months of 2018 from the corresponding 2017 periods reflect increases in dividend income resulting from an increase in equity holdings in the portfolio and higher interest income. The increases in net interest income primarily reflect higher yields on short-term investments and floating-rate debt securities, and higher income from funds withheld, partially offset by the impact of the sale of PacificComp as of December 31, 2017.

In addition, net investment income in the second quarter and first six months of 2018 reflects higher partnership income at AIHL. AIHL’s partnership income in the first six months of 2018 includes a one-time $12.9 million increase in the carrying value of AIHL’s limited partnership interests in certain subsidiaries of Ares Management LLC, as of March 15, 2018. Partnership income in the second quarter and first six months of 2017 includes a $12.6 million charge on AIHL’s equity investment in Ares. The charge on AIHL’s equity investment in Ares reflected our share of a one-time payment recorded by Ares related to an acquisition by its affiliated entity. In connection with this acquisition, Ares agreed to make certain transaction support payments to the sellers of the acquired entity.

Financial statement total return4 on investments was 1.4% for the second quarter of 2018, compared with 1.8% for the second quarter of 2017.

OTHER FINANCIAL INFORMATION

As of June 30, 2018, Alleghany had 14,994,679 shares of its common stock outstanding, compared with 15,390,500 shares of its common stock outstanding as of December 31, 2017. During the first six months of 2018, Alleghany repurchased an aggregate of 403,623 shares of its common stock in the open market for $236.1 million, at an average price per share of $584.96. In June 2018, the Alleghany Board of Directors authorized, upon completion of its previously announced program, the repurchase of additional shares of common stock, at such times and prices as management determines to be advisable, up to an aggregate of $400.0 million. As of June 30, 2018, Alleghany had $527.1 million remaining under both share repurchase authorizations.

In February 2018, the Alleghany Board of Directors declared a special dividend of $10 per share for stockholders of record on March 5, 2018. On March 15, 2018, Alleghany paid dividends to stockholders totaling $154.0 million.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2018 second quarter and first six months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

[4]	As calculated in Alleghany’s financial supplement.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) owns and manages operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) engages in and oversees strategic investments and acquisitions. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses are: (i) Bourn & Koch, Inc., a manufacturer/remanufacturer of specialty machine tools and supplier of replacement parts, accessories and services for a variety of cutting technologies (referred to herein as “Bourn & Koch”); (ii) R.C. Tway Company, LLC (dba and referred to herein as Kentucky Trailer), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc., a leading provider of products and services for the funeral and cemetery industries and precast concrete markets (referred to herein as “Wilbert Funeral Services”). The non-industrial businesses are (i) IPS-Integrated Project Services, LLC, a technical service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”), and (ii) Jazwares, LLC, a global toy, entertainment and musical instrument company (referred to herein as “Jazwares”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, operating earnings, operating earnings per diluted share and operating earnings before income taxes, which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses, noninsurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in millions)		(in millions)
Earnings before income taxes	$371.8	$140.1	$580.5	$348.0

Adjustments to earnings before income taxes:
Net investment income	126.3	101.7	250.4	217.2
Change in the fair value of equity securities	185.2	-	142.6	-
Net realized capital gains	6.5	9.3	51.0	68.9
Other than temporary impairment	-	(3.8)	(0.5)	(7.0)
Noninsurance revenue	342.7	202.8	594.4	354.1
Other operating expenses	(343.2)	(225.2)	(608.1)	(400.3)
Corporate administration	(14.1)	(14.4)	(21.9)	(31.3)
Amortization of intangible assets	(6.0)	(4.6)	(11.2)	(8.4)
Interest expense	(22.3)	(21.0)	(43.8)	(41.9)

	275.1	44.8	352.9	151.3

Underwriting profit	$96.7	$95.3	$227.6	$196.7

Operating earnings and operating earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, other than temporary impairment losses and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings and operating earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and diluted earnings per share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, impairments and amortization of intangible assets.

Reconciliations of operating earnings and operating earnings per diluted share to net earnings attributable to Alleghany stockholders and diluted earnings per share, respectively, are presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
		($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$295.1	$101.8	$466.7	$251.0

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	185.2	-	142.6	-
Net realized capital gains	6.5	9.3	51.0	68.9
Other than temporary impairment	-	(3.8)	(0.5)	(7.0)
Amortization of intangible assets	(6.0)	(4.6)	(11.2)	(8.4)
Income tax effect of adjustments	(39.0)	(0.3)	(38.2)	(18.7)

	146.7	0.6	143.7	34.8

Operating earnings	$148.4	$101.2	$323.0	$216.2

Weighted average diluted common shares outstanding	15,180,075	15,419,034	15,289,594	15,422,069

Operating earnings per diluted share	$9.78	$6.56	$21.11	$14.02

(1)	The numerators for calculating diluted earnings per share and operating earnings per share may be further reduced for the effect of dilutive securities. Please refer to Alleghany’s Form 10-Q for additional information.

Operating earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Operating earnings before income taxes represents noninsurance revenue less all operating expenses, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) other than temporary impairment (“OTTI”) losses; and (v) income taxes. Because operating earnings before tax excludes income taxes, change in the fair value of equity securities, net realized capital gains, OTTI losses, and amortization of intangible assets, it provides an indication of economic performance that is not affected by investment activity, levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses operating earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of operating earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

In prior filings, Alleghany has used adjusted EBITDA as a non-GAAP financial measure for its non-insurance operating subsidiaries held by Alleghany Capital. Alleghany believes that operating earnings before income taxes is a more useful non-GAAP financial measure, as it reflects: (i) ongoing capital expenditures through the inclusion of depreciation expense (a component of other operating expenses) and (ii) ongoing levels of debt through the inclusion of interest expenses.

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of our significant equity investments and changes in value of our debt securities portfolio;

•	adverse loss development for events insured by our reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by our reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by our reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by our reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to our reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of our reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to our reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of our reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing our indebtedness;

•	the ability to make payments on, or repay or refinance, our debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in our plans, strategies, objectives, expectations, or intentions, which may happen at any time at our discretion; and other factors discussed in Alleghany’s 2017 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2018 – $3,705,364; 2017 – $3,170,673)	$4,714,079	$4,099,467
Debt securities (amortized cost: 2018 – $12,206,035; 2017 – $12,536,772)	12,155,866	12,721,399
Short-term investments	472,830	578,054

	17,342,775	17,398,920
Commercial mortgage loans	695,772	658,364
Other invested assets	605,477	743,358

Total investments	18,644,024	18,800,642
Cash	623,223	838,375
Accrued investment income	97,347	105,877
Premium balances receivable	831,989	797,346
Reinsurance recoverables	1,602,600	1,746,488
Ceded unearned premiums	208,534	190,252
Deferred acquisition costs	468,243	453,346
Property and equipment at cost, net of accumulated depreciation and amortization	197,678	125,337
Goodwill	346,270	334,905
Intangible assets, net of amortization	463,544	459,037
Current taxes receivable	68,396	31,085
Net deferred tax assets	61,806	136,489
Funds held under reinsurance agreements	719,360	706,042
Other assets	752,873	659,096

Total assets	$25,085,887	$25,384,317

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$11,515,493	$11,871,250
Unearned premiums	2,279,810	2,182,294
Senior Notes and other debt	1,569,367	1,484,897
Reinsurance payable	159,944	156,376
Other liabilities	1,021,512	1,068,907

Total liabilities	16,546,126	16,763,724

Redeemable noncontrolling interests	135,372	106,530
Common stock (shares authorized: 2018 and 2017 – 22,000,000; shares issued: 2018 and
2017 – 17,459,961)	17,460	17,460
Contributed capital	3,612,615	3,612,109
Accumulated other comprehensive (loss) income	(172,307)	618,118
Treasury stock, at cost (2018 – 2,465,282 shares; 2017 – 2,069,461 shares)	(1,057,885)	(824,906)
Retained earnings	6,004,506	5,091,282

Total stockholders’ equity attributable to Alleghany stockholders	8,404,389	8,514,063

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$25,085,887	$25,384,317

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended June 30,
	2018	2017
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,236,959	$1,243,929
Net investment income	126,273	101,656
Change in the fair value of equity securities	185,245	-
Net realized capital gains	6,462	9,268
Other than temporary impairment losses	-	(3,747)
Noninsurance revenue	342,725	202,812

Total revenues	1,897,664	1,553,918

Costs and Expenses
Net loss and loss adjustment expenses	738,210	734,886
Commissions, brokerage and other underwriting expenses	402,083	413,737
Other operating expenses	343,165	225,170
Corporate administration	14,119	14,405
Amortization of intangible assets	5,966	4,611
Interest expense	22,277	20,989

Total costs and expenses	1,525,820	1,413,798

Earnings before income taxes	371,844	140,120
Income taxes	73,440	37,461

Net earnings	298,404	102,659
Net earnings attributable to noncontrolling interest	3,288	848

Net earnings attributable to Alleghany stockholders	$295,116	$101,811

Net earnings	$298,404	$102,659
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of ($8,853) and $76,300 for 2018 and 2017, respectively	(33,305)	141,701
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($1,357) and ($1,932) for 2018 and 2017, respectively	(5,105)	(3,589)
Change in unrealized currency translation adjustment, net of deferred taxes of ($2,797) and $5,364 for 2018 and 2017, respectively	(10,523)	9,962
Retirement plans	209	98

Comprehensive income	249,680	250,831
Comprehensive income attributable to noncontrolling interests	3,288	848

Comprehensive income attributable to Alleghany stockholders	$246,392	$249,983

Basic earnings per share attributable to Alleghany stockholders	$19.44	$6.60
Diluted earnings per share attributable to Alleghany stockholders	19.44	6.60

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Six Months Ended June 30,
	2018	2017
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$2,444,815	$2,453,117
Net investment income	250,399	217,194
Change in the fair value of equity securities	142,596	-
Net realized capital gains	50,967	68,919
Other than temporary impairment losses	(511)	(6,964)
Noninsurance revenue	594,352	354,104

Total revenues	3,482,618	3,086,370

Costs and Expenses
Net loss and loss adjustment expenses	1,408,788	1,434,191
Commissions, brokerage and other underwriting expenses	808,378	822,252
Other operating expenses	608,062	400,308
Corporate administration	21,904	31,290
Amortization of intangible assets	11,230	8,375
Interest expense	43,808	41,924

Total costs and expenses	2,902,170	2,738,340

Earnings before income taxes	580,448	348,030
Income taxes	110,862	96,011

Net earnings	469,586	252,019
Net earnings attributable to noncontrolling interest	2,895	1,032

Net earnings attributable to Alleghany stockholders	$466,691	$250,987

Net earnings	$469,586	$252,019
Other comprehensive income:
Change in unrealized gains (losses), net of deferred taxes of ($47,758) and $143,570 for 2018 and 2017, respectively	(179,663)	266,630
Less: reclassification for net realized capital gains and other than temporary impairments, net of taxes of ($991) and ($21,684) for 2018 and 2017, respectively	(3,726)	(40,271)
Change in unrealized currency translation adjustment, net of deferred taxes of ($1,442) and $8,083 for 2018 and 2017, respectively	(5,423)	15,011
Retirement plans	(1,113)	(297)

Comprehensive income	279,661	493,092
Comprehensive income attributable to noncontrolling interests	2,895	1,032

Comprehensive income attributable to Alleghany stockholders	$276,766	$492,060

Basic earnings per share attributable to Alleghany stockholders	$30.53	$16.28
Diluted earnings per share attributable to Alleghany stockholders	30.52	16.27